CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
VOLT INFORMATION SCIENCES, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

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WE, THE UNDERSIGNED, Howard B. Weinreich and Lisa Valentino, being respectively the Senior Vice President and the Assistant Secretary of Volt Information Sciences, Inc., hereby certify:

1. The name of the corporation is Volt Information Sciences, Inc. The name under which the corporation was formed is Volt Technical Corp.

2. The certificate of incorporation of the corporation was filed in the office of the Department of State of New York on the 6th day of March 1957.

3. Article Third of the Certificate of Incorporation is deleted in its entirety and is replaced by the following: "The amount of the capital stock is $12,500,000."

4. Article Fourth (a) and (a)(1) and (a)(2) of the Certificate of Incorporation are deleted in their entirety and are replaced by the following:

   "(a) The aggregate number of shares which the corporation is authorized to issue is 120,500,000 consisting of:

   (a)(1) 120,000,000 shares of Common Stock having a par value of $.10 per share; and

   (a)(2) 500,000 shares of Preferred Stock having a par value of $1.00 per share."

5. The amendment was authorized by the affirmative vote of the majority of the issued and outstanding shares of the Common Stock at the April 5, 2007 Annual Meeting of Shareholders.

IN WITNESS WHEREOF, we have signed this certificate on the 10th day of April 2007 and we affirm the statements contained therein as true under penalties of perjury.

Howard B. Weinreich, Senior Vice President

Lisa Valentino, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
VOLT INFORMATION SCIENCES, INC.

*****

Volt Information Sciences, Inc.
560 Lexington Avenue
15th Floor
New York, NY 10022-2928
Howard B. Weinreich, General Counsel